UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2025

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14303	38-3161171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive Detroit, Michigan 48211-1198
(Address of principal executive offices) (Zip Code)

(313) 758-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 15, 2025, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM” or the “Company”), held a special meeting of its stockholders (the “Special Meeting”) in connection with the Company’s recommended offer to acquire the entire issued and to be issued share capital of Dowlais Group plc (“Dowlais”), a public limited company incorporated in England and Wales (the “Business Combination”). At the Special Meeting, holders of the Company’s common stock, par value $0.01 per share (“AAM Common Stock,” and each share thereof, an “AAM Share” and, collectively, the “AAM Shares”), approved the proposals relating to the Business Combination as described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2025, as amended and supplemented pursuant to Current Reports on Form 8-K filed by the Company with the SEC on June 9, 2025 and July 7, 2025 (the “Proxy Statement”).

As disclosed in the Proxy Statement, the Company selected the close of business on June 9, 2025, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”). Of the 118,662,478 AAM Shares outstanding as of the Record Date and entitled to vote at the Special Meeting, holders of 94,915,896 AAM Shares (representing approximately 80% of the AAM Shares outstanding on the Record Date and entitled to vote at the Special Meeting) were present in person or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1 – Approval of Charter Amendment: The stockholders of the Company approved the proposed amendment (the “Charter Amendment”) to AAM’s Amended and Restated Certificate of Incorporation (the “AAM Charter”) to increase the number of authorized AAM Shares, from 150,000,000 AAM Shares to 375,000,000 AAM Shares (the “Charter Amendment Proposal”). The voting results for the Charter Amendment Proposal are set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
92,942,453	1,318,101	655,342	0

Proposal 2 – Approval of the Share Issuance: The stockholders of the Company approved the proposed issuance of AAM Shares (the “Share Issuance”) to the shareholders of Dowlais, representing the stock consideration in the Business Combination (the “Share Issuance Proposal”). The voting results for the Share Issuance Proposal are set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
93,784,376	471,877	659,643	0

Proposal 3 - Adjournment of the Special Meeting, if necessary or appropriate: The stockholders of the Company approved a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Charter Amendment Proposal or the Share Issuance Proposal (the “Adjournment Proposal”). Although the Adjournment Proposal was approved by the stockholders of the Company, because there were sufficient votes represented at the time of the Special Meeting to approve the Charter Amendment Proposal and the Share Issuance Proposal, the Adjournment Proposal is moot. The voting results for the Adjournment Proposal are set forth in the table immediately below:

For	Against	Abstain	Broker Non-Votes
89,412,940	4,966,788	536,168	0

Item 8.01. OTHER EVENTS.

On July 15, 2025, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 15, 2025.

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	July 15, 2025	By:	/s/ Matthew K. Paroly
Matthew K. Paroly
Vice President, General Counsel & Secretary